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                                                                   Exhibit 10.16




                              HANOVER DIRECT, INC.

                          SUPPLEMENTAL RETIREMENT PLAN






                              HANOVER DIRECT, INC.

                          SUPPLEMENTAL RETIREMENT PLAN


                                  INTRODUCTION


                 The Hanover Direct, Inc. Supplemental Retirement Plan, previously adopted as The Horn & Hardart Company Supplemental Retirement Plan, which was effective January 1, 1989, is hereby amended and restated in its entirety, effective as of October 1, 1993, to read as follows:

                                    ARTICLE I
                                   DEFINITIONS

                 As used in this Plan, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:
         1.01 ACCOUNT shall mean the accumulated Annual Earned Accruals and Matching Earned Accruals determined for the Designated Executive, including any investment earnings. Any active employee who participated in the Horn & Hardart Company Supplemental Retirement Plan in effect prior to October 1, 1993 shall have his Account under this Plan credited with the value of his Contribution

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Account (as defined under such prior plan) as of September 30, 1993.
         1.02 AFFILIATE shall mean any entity (whether or not incorporated) which controls, is controlled by, or under common control with the Company.
         1.03    BOARD shall mean the Board of Directors of the Company.
         1.04 BREAK-IN-SERVICE shall mean any Plan Year during which a Participant has not completed more than five hundred (500) Hours of Service.
         1.05 CODE shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.
         1.06 COMPANY shall mean Hanover Direct, Inc. and any successor thereto by merger, consolidation or otherwise.
         1.07 COMPENSATION shall mean the fixed salary or base pay which is paid or made available to a Designated Executive during a Plan year for his personal services actually rendered to the Company or any Affiliate, but shall not include any amounts paid as cost-of-living supplements, bonuses, overtime payments, expense reimbursements, golden parachutes, stock options, other contractual stock payments, severance payments, or any incentive or other compensation predicated or computed as a percentage of, or as a commission on, sales. Any contributions made by a salary reduction election (in accordance with Code Sections 401(k), 125 or 129) and


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which would have otherwise reduced a fixed salary or base pay shall be counted as Compensation under the Plan.
         1.08 DESIGNATED EXECUTIVE shall mean any employee whose Compensation exceeds $70,000 and becomes eligible to become a Participant in the Plan as prescribed in Article II. In addition, any active employee, who participated in the Plan in effect prior to this Plan and who is not otherwise eligible for this Plan, shall become a Designated Executive and continue to have any existing Account held under the Plan credited with interest under Section 3.03, but shall have no earned accruals credited under Sections 3.01 and 3.02. In no event, however, shall an employee be eligible to become a Designated Executive unless he is employed at one of the following Affiliates or such other Affiliate who adopts this Plan from time to time, with the approval of the board:

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         1.09 DISABILITY shall mean a physical or mental condition of such severity and probable prolonged duration as to cause the Participant to be unable to continue his duties as an Employee. The existence of any Disability shall be determined by a physician chosen by the Benefits Committee, based on medical evidence of a physical or mental impairment that can be expected to last more than 12 months or result in death, or on other uniform and non-



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discriminatory criteria as established by the Benefits Committee.
Notwithstanding the foregoing, eligibility for Social Security Disability benefits or for long term disability benefits under an insured plan sponsored by the Company shall be deemed conclusive proof of disability.
         1.10 NORMAL RETIREMENT DATE shall mean the first day of the month following the date a Designated Executive attains his sixty-fifth (65th) birthday.
         1.11 BENEFITS COMMITTEE shall mean the Committee appointed to administer the Plan, as provided in Section 4.0l.
         1.12 PARTICIPANT shall mean a Designated Executive who has met the requirements of Section 2.01.
         1.13 PLAN shall mean the Hanover Direct, Inc. Supplemental Retirement Plan, as amended from time to time.
         1.14    PLAN YEAR shall mean the calendar year.
         1.15 SALARY DEFERRAL ELECTION shall mean the percentage reduction in Compensation (not to exceed 4%) elected by a Designated Executive which will be credited in accordance with Section 3.01.
         1.16 SCHEDULED PAYMENT DATES shall mean the date(s) 45 days following a Valuation Date.
         1.17 VALUATION DATE shall mean the last day of the Plan Year and any other date(s) as of which the Benefits Committee, in its sole discretion, elects to value the Account of a Designated Executive.






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         1.18 YEAR OF SERVICE shall mean a Plan Year in which an Employee has at least one thousand (1,000) hours of service. Solely for purposes of determining whether a Designated Executive is eligible to become a participant after his initial year of employment under Section 2.01, a Year of Service shall be credited to a Designated Executive who has at least one thousand (1,000) hours of service during the initial twelve (12) month period commencing with such Designated Executive's date of employment. In addition, solely for purposes of determining vesting under Section 3.04, Years of Service shall be counted from a Designated Executive's date of participation as determined under Section 2.01.




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                                   ARTICLE II
                                  PARTICIPATION

         2.01 DESIGNATION OF PARTICIPANTS A Designated Executive shall commence participation under this Plan as of the January 1st coincident with or next following attainment of age 21 and the completion of one Year of Service.

         2.02 MODIFICATION OF REQUIREMENTS The Benefits Committee, in its sole discretion, reserves the right to change the requirements to become a participant under Section 2.01 at any time.




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                                   ARTICLE III
                    BENEFIT DETERMINATIONS AND DISTRIBUTIONS

         3.01 ANNUAL EARNED ACCRUALS A Designated Executive shall have earned accruals credited to his Account for each Plan Year on the same frequency as payroll deductions have been taken, provided the Designated Executive is employed at a rate such that he will work at least 1,000 hours during the Plan Year. A Designated Executive shall have an Annual Earned Accrual credited to his Account in accordance with the terms set forth below:
         (a) The Annual Earned Accrual credited to the Designated Executive's Account for each Plan Year shall be equal to his Salary Deferral Election multiplied by his Compensation for such Plan Year.
         (b) Termination of Employment - Notwithstanding the foregoing, if a Designated Executive terminates employment for any reason during a Plan Year, he shall receive an Annual Earned Accrual for that Plan Year, based on his Compensation while employed for the Plan Year.
         3.02 MATCHING EARNED ACCRUALS The Company shall make a contribution called a Matching Earned Accrual contribution on behalf of each Designated Executive in the same amount and on the same frequency as Annual Earned Accruals are credited to his account. In no event, however, shall the Matching Earned Accrual credited to a Designated Executive exceed 4% of Compensation earned during the Plan Year.



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         3.03 INTEREST On any Valuation Date during each Plan Year, an interest amount will be credited to each Designated Executive's Account equal to that Account's proportionate share of the investment return of all Accounts held under the Plan.
         3.04 VESTING IN ACCOUNTS A Designated Executive shall be 100% vested in his Annual Earned Accruals at all times. In addition, a Designated Executive shall be 100% vested in the value of his Matching Earned Accruals when he attains his Normal Retirement Date, or if his employment terminates due to death or Disability (as defined in Section 1.08). Otherwise, he shall be vested in his Matching Earned Accruals (even if his participation in the Plan has been discontinued) in accordance with the following table:

                                                     Percentage
          Years of Service                             Vested
          ----------------                           ----------

          less than 2                                     0%
          2 but less than 3                              20%
          3 but less than 4                              40%
          4 but less than 5                              60%
          5 but less than 6                              80%
          6 or more                                     100%


         Any Designated Executive who was a participant in the Plan in effect prior to this Plan shall also be entitled to credit for Years of Service for such period and will be entitled to the greater of the vesting percentage determined under the prior plan for each participant as of September 30, 1993 or the vesting percentage determined under this Plan at retirement or other






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termination of employment. The vested percentage of a Designated Executive's
Account will not increase after the date as of which he terminates employment. Solely for purposes of determining vesting under the Plan, Years of Service shall be determined from the date a Designated Executive first became a Participant under the Plan.
         3.05 DISTRIBUTIONS The vested Account of a Designated Executive will be distributed on the first Scheduled Payment Date following the Valuation Date coincident with or next following his retirement or other termination of employment. The distribution will be made in a full lump sum payment of the vested Account balance of the Designated Executive.
         3.06 DEATH BENEFITS If a Designated Executive dies, his named beneficiary shall receive his vested Account as of the Valuation Date coincident with or next following his death distributed in accordance with Section 3.05.
         If, at the time of the Designated Executive's death, there is no named beneficiary, then the Designated Executive's estate shall be paid the benefits otherwise due to the named beneficiary.
         3.07 VALUATION OF ACCOUNT As of each Valuation Date, each Designated Executive's Account shall be updated with all earned accruals and interest for such Plan Year based on Sections 3.01, 3.02, and 3.03. Each Designated Executive shall receive a statement of his Account within ninety (90) days of such Valuation Date.






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                                    ARTICLE 4
                                 ADMINISTRATION

         4.01 APPOINTMENT OF COMMITTEE The Plan shall be administered by the Benefits Committee appointed by the Board.
         4.02 POWERS AND AUTHORITY OF COMMITTEE Whenever the Plan provides authority to the Board or its designated representative, the Benefits Committee may be, but is not required to be, the designated representative. Otherwise, the Benefits Committee shall have the power and full discretionary authority to interpret and construe this Plan, to determine all questions arising under this Plan, to correct any defect or supply any omission or reconcile any inconsistency in this Plan in such manner and to such extent as it shall deem necessary or appropriate to effectuate the purpose and intent of this Plan, to adopt and amend from time to time such by-laws and rules and regulations as are necessary of the administration of this Plan which are not inconsistent with the terms and provisions of this Plan, and to determine all questions of eligibility, status and rights of Designated Executives and their beneficiaries hereunder.
         4.03 QUORUM AND VOTING; PROCEDURES A majority of the members of the Benefits Committee at the time in office shall constitute a quorum for the transaction of business. The Benefits Committee may act by vote or consent of the majority of its members then in office and may establish its own procedures. The Benefits Committee may authorize any one or more of its members to sign and








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deliver any instrument, certificate or other paper or document on its behalf.
The Benefits Committee may appoint from its members such subcommittees (of one or more such members), with such powers, as it shall determine.
         4.04 CLAIMS PROCEDURE The Benefits Committee shall establish a claims procedure and shall afford a reasonable opportunity to any Designated Executive or named beneficiary whose claim for benefits has been denied for a full and fair review of the decision denying such claims.
         4.05 LIABILITY LIMITED AND INDEMNIFICATION Except as otherwise provided by law, no person who is a member of the Benefits Committee or who is a stockholder, employee, officer, or director of the Company or any affiliate shall incur any liability whatsoever on account of any matter connected with or related to the Plan or the administration of the Plan, unless such person shall have acted in bad faith or have willfully neglected his duties in respect to the Plan; and as a condition precedent to his participation in the Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Designated Executive and named beneficiary, such waiver and release to be conclusively evidenced by any act or participation in or the acceptance of benefits under this Plan. The Company shall indemnify and hold each such person harmless against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any matter connected with or related to the Plan or the administration of the Plan (including, but not






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limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim whatsoever) to the fullest extent permitted under the Certificate of Incorporation and By-Laws of the Company.





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                                    ARTICLE 5
                            AMENDMENT AND TERMINATION

         The Company may amend, terminate or suspend this Plan at any time or from time to time by a resolution of the Board; provided, however, that no amendment or termination of the Plan shall deprive any Designated Executive or named beneficiary of any of the benefits to which any is entitled under this Plan by reason of the Designated Executive's prior Years of Service, death, disability or other termination of employment. If the Plan is terminated or contribution accruals are permanently suspended, the vesting schedule set forth in Section 3.04 shall continue to apply to each Designated Executive, unless the Board, in its sole discretion, elects to fully vest a particular Designated Executive. If the Plan terminates within two years of a change in ownership of the Company, all Designated Executives will become fully vested.






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                                    ARTICLE 6
                                  MISCELLANEOUS

         6.01 SOURCE OF PAYMENTS The Company shall establish and maintain records which incorporate the crediting of earned accruals and interest under this Plan; provided, that the Company is advised by tax counsel that the maintenance of such records will not result in taxation of income to a Designated Executive or a named beneficiary prior to payment of benefits to any such person.
         6.02 NO EMPLOYMENT CONTRACT This Plan shall not be construed as creating any contract of employment between the Company or any Affiliate and the Designated Executive. The Company and all affiliates shall have the same control over their employees as though this Plan had never been executed.
         6.03 FORFEITURE Notwithstanding any other provision of this Plan, neither a Designated Executive nor his named beneficiary shall be entitled to receive any benefits under the Plan if the Designated Executive's employment is terminated because of (a) his willful misconduct in connection with the performance of his duties to the Company or any Affiliate, including, but without limiting the generality of the foregoing, misappropriation of funds or property of the Company or any Affiliate, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or any Affiliate, or committing the Company or any Affiliate to any transaction adverse






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to their respective interests except as a result of an honest error in judgment, or (b) his conviction for a felony.
         6.04 NO ASSIGNMENT The interest in this Plan of a Designated Executive or named beneficiary shall not be subject to assignment or transfer or otherwise be alienable either by voluntary or involuntary acts of such person, or by operation of law, nor shall it be subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process. If any Designated Executive or named beneficiary shall attempt to or shall alienate, sell, transfer, pledge or otherwise encumber any amount to which he is or might become entitled, or if by reason of the insolvency of any such person or the issuance of any garnishment, writ of execution or other court process, or other event happening at any time any amount otherwise payable hereunder to such person should devolve upon anyone other than him or would not be enjoyed by him, the Benefits Committee shall terminate such interest, but may, in its absolute discretion, hold or apply it to or for the benefit of such Participant, the spouse, children or other dependents of such person, in such manner as the Benefits Committee may deem proper.
         6.05 INCAPACITY In the event that the Benefits Committee determines that a Designated Executive or named beneficiary is unable to care for his affairs due to illness or accident, any payment due to such individual under this Plan may be made to his duly appointed legal representative. The Benefits Committee may, in its discretion, make such payments to a child, parent or spouse






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of such individual, or to any other person with whom he resides or who is charged with his care. The Benefits Committee shall make such payment according to such instructions, which shall be in writing and witnessed by a notary public, as the Designed Executive or named beneficiary had delivered to it prior to becoming unable to care for his affairs due to illness or accident. Any payment made according to the provisions of this Section shall be a complete discharge of the liability of the Company under this Plan.
         6.06 TAX WITHHOLDING Benefit payments hereunder shall be subject to withholding, to the extent required (as advised by tax counsel) by applicable tax or other laws.
         6.07 SEPARABILITY If any provision of this Plan is held invalid or unenforceable, to the extent necessary to effectuate the purposes of this Plan, its invalidity or unenforceability shall not affect any other provisions of the Plan and the Plan shall be construed and enforced as if such provisions had not been included therein.
         6.08 BINDING EFFECT This Plan shall be binding upon and shall inure to the benefit of the successors and assigns of the Company and shall be binding upon the Designated Executive and shall inure to his benefit and that of his named beneficiary.
         6.09 GENDER AND NUMBER The masculine pronoun whenever used herein shall include the feminine pronoun and the singular number shall include the plural number and vice versa unless the context clearly requires otherwise.






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         6.10 GOVERNING LAW The Plan shall be construed in accordance with the laws of the State of Delaware, where it is made and where it shall be enforced, except to the extent such laws have been superseded by Federal law.

         IN WITNESS WHEREOF, Hanover Direct, Inc. has caused this instrument to
be executed by its duly appointed officers this                 day of
                    , 1993.                    -----------------
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                                        HANOVER DIRECT, INC.

                                       BY
                                           -------------------------------




ATTEST


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